EXHIBIT 10.41


                          INVESTOR RELATIONS AGREEMENT


This Agreement, dated as of Wednesday, December 1, 2004, by and between Ramp Corporation (the "Company") with its offices at 33 Maiden Lane, 5th Floor, New York, N.Y. 10038 and ShazamStocks Inc. with offices located at 14703 Horseshoe Bend Court, Granger, IN 46530 (the Company and ShazamStocks Inc. hereinafter are collectively referred to as the "parties').

WHEREAS, ShazamStocks Inc. maintains a network to disseminate information;

WHEREAS, the Company is a publicly traded corporation having shares of its common stock, par value $.00l per share ("Common Stock") listed on the American Stock Exchange;

WHEREAS, the Company desires to gain further exposure and create awareness among the investment community relating to the Company's business for the benefit of the Company's stockholders;

WHEREAS, in furtherance of its goals, the Company desires to hire ShazamStocks Inc. for services using the investor awareness network;

NOW THEREFORE, in consideration of the mutual promises and consideration set forth herein, the parties agree as follows: 1. Term: This agreement is for a term of three (3) months commencing on Monday December 6, 2004 (the `term").

2. ShazamStocks Inc. Responsibilities: .ShazamStocks Inc. agrees to display and disseminate via its network information regarding the Company. This displaying will include a front page, center display on the website Shazamstocks.com starting on the first day of the campaign and continuing for a 5-day period. After this initial period, the Company's logo shall be moved to the right site of the site, and maintained there throughout the Term of this agreement. ShazamStocks Inc. shall not provide securities related advice to the Company, offer or sell the Company's Common Stock or any other securities in private or public transactions, effect securities transactions on behalf of the Company, or receive any commissions or transaction-based compensation. ShazamStocks Inc. solely shall be responsible for the costs and expenses associated with distributing, creating, and marketing the investor awareness materials. ShazamStocks Inc. will perform its services to the best of its abilities to convey an accurate description of the Company's business based on the information it receives from the Company.

3. ShazamStocks Inc. Representations. In order to induce the Company to enter into this Agreement, ShazamStocks Inc. hereby represents and warrants to the Company as follows: (a) ShazamStocks Inc. will comply with all federal and state laws, rules and regulations including, without limitations, those relating to the disclosure to the compensation received by ShazamStocks Inc. ShazamStocks Inc. shall include an appropriate legend on all distributed material describing the compensation received and receivable by ShazamStocks Inc. from Company. ShazamStocks Inc. will fully disclose on all distributable material any interest it has in Company. ShazamStocks Inc. will not violate any federal or state laws relating to delivery of unsolicited information by any means including, but not limited to fax, email, mail or telephonically, and (b)

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ShazamStocks Inc. is neither a registered broker-dealer nor an affiliate of a registered broker-dealer.

4. Company Responsibilities. In consideration of the performance of services by ShazamStocks Inc., the Company shall pay to ShazamStocks Inc. a fee of $45,000 of restricted common stock of the Company. The restricted stock shall be included on the next S3 registration statement filed by the Company, and the number of shares shall be determined based on the average of the closing prices for the 2 days immediately post- reverse split.

5. Independent Contractor: No Title to any Security. At all times during the term hereof, ShazamStocks Inc. shall be an independent contractor in providing the Services hereunder, with the sole right to supervise, manage, operate, control and direct its performance incident to such ShazamStocks Inc. services. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of principal/agent or otherwise create any fiduciary duty or any liability whatsoever of either party with respect to the indebtedness, liabilities, obligations or actions of the other party or any of their employees or agents, or any other person or entity. ShazamStocks Inc. has no right to legally bind or obligate Company in any manner without the prior written consent of Company. ShazamStocks Inc. shall be legally responsible for its own employees and all employee matters in the performance of its services hereunder.

6. Return of Property. Upon a termination of this agreement for any reason whatsoever, ShazamStocks Inc. shall promptly deliver to Company all property belonging to, or administered by, the Company, including, without limitation, all materials relating to any Confidential Information (as defined below). ShazamStocks Inc. further agrees that it shall not make or retain any copy or extract from such materials.

7. Protection of Confidential Information. ShazamStocks Inc. shall maintain all Confidential information in strict confidence and shall not disclose any Confidential Information to any other person, except as necessary in connection with the performance of ShazamStocks Inc.'s duties and obligations under this Agreement. ShazamStocks Inc. shall not use any Confidential Information for any purpose whatsoever except in connection with the performance of ShazamStocks Inc.'s duties and obligations under this Agreement.

"Confidential Information" shall mean any and all information pertaining to the Company, its respective business, and its ownership or other activities with respect to its securities, whether such information is in written form or communicated orally, visually or otherwise, that is proprietary, non-public or relates to any trade secret, including, but not limited to, materials relating to any security or company, strategies for business plans, financial information, ideas, concepts, techniques, models, data, documentation, research, and "know-how." Notwithstanding the foregoing, "Confidential information" shall not include information that (i) is or becomes generally available to, or known by, the public (either prior to or after the furnishings of such documents or information) through no fault of ShazamStocks Inc.; (ii) was known by ShazamStocks Inc. prior to its receipt thereof; (iii) becomes available to ShazamStocks Inc. on a non-confidential basis from any source (other than the disclosing person or its representatives) that is not prohibited from disclosing such information by any contractual, legal, or fiduciary obligation, or (iv)

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is independently acquired or developed by ShazamStocks Inc. without violating any of his obligations under this Agreement.

8. Arbitration. All controversies, which may arise hereunder concerning the construction, performance or breach of this Agreement, shall be determined by arbitration. Any arbitration under this Agreement shall be conducted in New York, New York.

9. Applicable Law: The terms of this Agreement shall be governed by the laws of the State of New York.

10. Severability: If any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity or unenforceability of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

11. Successors: This Agreement shall not be assigned by ShazamStocks Inc..

12. Entire Agreement: This Agreement contains the entire understanding among the parties with respect to the subject matter hereof, inducements of conditions, express or implied, oral or written except as herein contained. This Agreement may not be modified or amended, other than by an agreement in writing signed by the parties.


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Andrew Brown     Date                                Ken Weiner        Date
President & CEO
Ramp Corporation